                          THIRD SUPPLEMENTAL INDENTURE


     This Third Second Supplemental Indenture is dated as of March 23, 2000 among Archibald Candy Corporation, an Illinois corporation (the "Company"), the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     WHEREAS, the Company has duly issued its 10 1/4% Senior Secured Notes Due 2004 (the "Notes"), in the aggregate principal amount of $170,000,000 pursuant to an Indenture between the Company and the Trustee, dated as of July 2, 1997, as amended by the First Supplemental Indenture, dated as of December 7, 1998, among the Company, the guarantors named therein and the Trustee, and the Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of June 8, 1999, among the Company, the Guarantors and the Trustee (together, the "Indenture"), and the Notes are outstanding on the date hereof;

     WHEREAS subsequent to the execution of the Second Supplemental Indenture, the parties thereto identified an inconsistency in Section 4.12 of the Indenture resulting from the execution of the Second Supplemental Indenture;

     WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency without the consent of any Holder and execute a supplemental indenture to evidence such amendment;

     WHEREAS, the Company, the Guarantors and the Trustee are agreeable to clarifying the inconsistency in Section 4.12 of the Indenture as described below; and

     WHEREAS, it is provided in Section 9.4 of the Indenture that an amendment of the Indenture becomes effective in accordance with its terms and thereafter binds every Holder.

     NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.


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


SECTION 2. AMENDMENTS TO THE INDENTURE

     Section 2.1. AMENDMENT TO THE LIMITATION ON LIENS COVENANT.

     Section 4.12 of the Indenture shall be amended by deleting the reference to "(ix) of Section 4.9(b)" contained therein and replacing it with a reference to "(x) of Section 4.9(b)".

SECTION 3. MISCELLANEOUS

     Section 3.1. GOVERNING LAW.

     THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.


                                      -2-
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     Section 3.2. CONTINUING AGREEMENT.

     Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

     Section 3.3. CONFLICTS.

     In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, then the terms and conditions of this Third Supplemental Indenture shall prevail.

     Section 3.4. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 3.5. HEADINGS, ETC..

     The Headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature pages follow]


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


                                   SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the date first written above.

                                   ARCHIBALD CANDY
                                   CORPORATION


                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary


                                   SWEET FACTORY GROUP, INC.


                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary

                                   SWEET FACTORY, INC.


                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary


                                   SF PROPERTIES, INC.


                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary

                                   SF CANDY COMPANY


                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary


                                   ARCHIBALD CANDY (CANADA)
                                   CORPORATION

                                   By: /s/ Ted A. Shepherd
                                       --------------------------
                                   Name:   Ted A. Shepherd
                                   Title:  President and Chief Operating Officer

Attest:


By: /s/ Edward Goralski
    --------------------------
Name:   Edward Goralski
Title:  Assistant Secretary




                                   THE BANK OF NEW YORK, as Trustee

                                   By: /s/ Mary LaGumina
                                       -----------------------
                                   Name:   Mary LaGumina
                                   Title:  Vice President


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